UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

BioMarin Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26727		68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

770 Lindaro Street	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)
(415) 506-6700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2025, Erin Burkhart, the Group Vice President, Chief Accounting Officer and principal accounting officer of BioMarin Pharmaceutical Inc. (the Company) notified the Company of her decision to resign, effective as of September 2, 2025 (the Effective Date). Ms. Burkhart’s departure is voluntary and is not related to any disagreement between Ms. Burkhart and the Company.

The Company will initiate a search for Ms. Burkhart’s successor. In the event that the Company has not appointed a successor on or prior to the Effective Date, Brian Mueller, the Company’s Executive Vice President and Chief Financial Officer, will serve as the Company’s principal accounting officer from the Effective Date until Ms. Burkhart’s successor is appointed. Mr. Mueller will continue to serve as the Executive Vice President and Chief Financial Officer of the Company. Mr. Mueller’s biographical information is disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2025. Mr. Mueller has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K. Mr. Mueller will not receive any adjustment to his compensation or any additional compensation in connection with performing the functions of the principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: August 11, 2025	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, Chief Legal Officer